Exhibit 99.1

Pall Corporation Reports Third Quarter Results
PORT WASHINGTON, N.Y., May 30, 2013 -- Pall Corporation (NYSE:PLL) today reported financial results for the third quarter of fiscal year 2013 which ended on April 30, 2013.

Third Quarter and Nine Months Continuing Operations Sales and Earnings Overview (1)
Third quarter sales were $641.2 million compared to $658.0 million last year, a decrease of 3%. Sales in local currency (“LC”) were flat year over year. Diluted EPS were $0.65 in the quarter, compared to $0.60 last year. Pro forma diluted EPS(2) were $0.74, a 21% increase compared to $0.61 a year earlier, including a negative impact of approximately $0.03 from foreign currency translation.
For the nine months, sales decreased 1% year over year. Sales in LC increased 1%. Diluted EPS were $2.13 in the nine months, compared to $1.74 for the same period last year. Pro forma EPS(2) were $2.15, an 11% increase compared to $1.94 a year earlier, including a negative impact of approximately $0.07 from foreign currency translation.
Larry Kingsley, Pall President and CEO, said, “The best way to summarize our performance for the quarter and nine months is that, in the face of continued economic challenges, we are delivering pretty solid returns. This is largely due to improved operational execution and the effect of our structural cost actions.”
Life Sciences – Third Quarter Highlights

(Dollar Amounts in Millions and Discussion of Sales Changes are in Local Currency)

Sales:	APR. 30, 2013	APR. 30, 2012	% CHANGE	% CHANGE IN LC
BioPharmaceuticals	$219	$202	9	11
Food & Beverage	53	66	(21)	(19)
Medical	54	50	8	10
Total Life Sciences segment	$326	$318	3	5

Gross profit	$188	$180
% of sales	57.5	56.7
Segment profit	$81	$75
% of sales	24.9	23.7
BioPharmaceuticals: Consumables sales grew 15% compared to last year, with growth in all regions and 5% sequentially on continued strength in the biotech sector. The year-over-year sales comparison reflects weakness in the third quarter of fiscal year 2012, due to the effect of our global ERP go-live. Systems sales were down 33% in the quarter, primarily due to large projects in the third quarter of last year.
Food and Beverage: Overall sales were down due to weak capital spending and timing of projects in the Americas and Asia. Consumables sales were up 2% due to geographic expansion.
Medical: Consumables sales increased 10% over last year, with growth in all regions, and were up 2% sequentially. This reflects strong sales year over year in the Hospital Critical Care market and blood media.

Industrial – Third Quarter Highlights

(Dollar Amounts in Millions and Discussion of Sales Changes are in Local Currency)

Sales:	APR. 30, 2013	APR. 30, 2012	% CHANGE	% CHANGE IN LC
Process Technologies	$187	$214	(13)	(11)
Aerospace	63	51	25	26
Microelectronics	65	75	(14)	(10)
Total Industrial segment	$315	$340	(7)	(5)

Gross profit	$146	$154
% of sales	46.5	45.4
Segment profit	$46	$39
% of sales	14.6	11.6
Process Technologies: Consumables sales were down almost 6%, reflecting softness across most end-markets, particularly in Europe and Asia. Systems sales were down 24% on weakness in capital spend and timing of projects.
Aerospace: Aerospace results were driven by particularly strong Commercial performance, with sales up about 40%. Military Aerospace sales were up 14% year over year. The year-over-year sales comparison also reflects the effect of our global ERP go-live last year.
Microelectronics: Sales were down 10% largely due to the continuing weakness in display and data storage end-markets.
Conclusion/Outlook
Kingsley concluded, “While the company is executing well, we’re mindful of the slower global environment that many of our customers are experiencing and now expect full year sales to be flat year over year, excluding impact from foreign currency translation. Full-year pro forma EPS is now expected to be in the range of $2.95 to $3.05(2), and within our previously discussed range, but narrowed to the bottom half. If consumables sales are more robust than currently anticipated for the remainder of the fiscal year, we should convert to earnings quite well.”
Conference Call
On Friday, May 31, 2013, at 8:30 am ET, Pall Corporation will host a conference call to review these results. The call can be accessed at www.pall.com/investor. The webcast will be archived for 30 days.
About Pall Corporation
Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing solutions to meet the critical fluid management needs of customers across the broad spectrum of life sciences and industry. Pall works with customers to advance health, safety and environmentally responsible technologies. The Company’s engineered products enable process and product innovation and minimize emissions and waste. Pall Corporation is an S&P 500 company serving customers worldwide. Pall has been named a “top green company” by Newsweek magazine. To see how Pall is helping enable a greener, safer, more sustainable future, follow us on Twitter @PallCorporation or visit www.pall.com/green.
Forward-Looking Statements
The matters discussed in this presentation contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Results for the third quarter of fiscal year 2013 are preliminary until the Company's Form 10-Q is filed with the Securities and Exchange Commission on or before June 10, 2013. Forward-looking statements are those that address activities, events or developments that the Company or management intends, expects, projects, believes or anticipates will or may occur in the future. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs, dilution from the disposition or future allocation of capital and effective tax rate, and other future events or developments are forward-looking statements.

Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

The Company’s forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by the Company’s forward-looking statements. Such risks and uncertainties include, but are not limited to, those discussed in Part I–Item 1A.–Risk Factors in the 2012 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including: the impact of legislative, regulatory and political developments globally; the impact of the uncertain global economic environment; the extent to which adverse economic conditions may affect the Company’s sales volume and results; demand for the Company’s products and business relationships with key customers and suppliers, which may be impacted by their cash flow and payment practices; delays or cancellations in shipments; the Company’s ability to develop and commercialize new technologies or obtain regulatory approval or market acceptance of new technologies; the Company’s ability to enforce patents and protect proprietary products and manufacturing techniques; increase in costs of manufacturing and operating costs; the Company’s ability to achieve and sustain the savings anticipated from its structural cost improvement initiatives; volatility in foreign currency exchange rates, interest rates and energy costs and other macroeconomic challenges currently affecting the Company; the Company’s ability to meet its regulatory obligations; costs and outcome of pending or future claims or litigation; the Company’s ability to comply with environmental, health and safety laws and regulations; changes in product mix, market mix and product pricing, particularly relating to the expansion of the systems business; the effect of a serious disruption in the Company’s information systems; fluctuations in the Company’s effective tax rate; the Company’s ability to successfully complete or integrate any acquisitions; competition, including the impact of pricing and other actions by the Company’s competitors; the effect of litigation and regulatory inquiries associated with the restatement of the Company’s prior period financial statements; the Company’s ability to attract and retain management talent or the loss of members of its senior management team; the effect of the restrictive covenants in the Company’s debt facilities; and the effect of product defects and recalls. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.

Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of the Company’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.
Notes to Release:

(1)
As discussed in our news release dated August 1, 2012, the Company completed the sale of certain assets of its Blood product line. Accordingly, discussion of results from continuing operations excludes the Blood product line. Tables appended to this release are presented on a continuing operations basis (with reconciliation to include the discontinued Blood product line).

(2)
Pro forma diluted EPS are defined as Reported diluted EPS on a continuing operations basis adjusted for “Discrete Items.” Discrete items are defined as ROTC and other items that are deemed to be non-recurring in nature and/or not considered by management to be indicative of underlying operating performance. A reconciliation of Reported to Pro forma amounts can be found in the Reconciliation of Pro forma Earnings table accompanying this release.

(3)	Reflects assets held for sale related to the Blood product line.

(4)	Cash flows are inclusive of discontinued operations.

# # #

Contact:
Pall Corporation
R. Brent Jones
Vice President of Finance & Treasurer
Telephone: 516-801-9848
Email: investor_relations@pall.com

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in Thousands)

	APR. 30, 2013	JUL. 31, 2012

Assets:

Cash and cash equivalents	$903,967	$500,274
Accounts receivable	554,125	655,436
Inventories	406,123	364,766
Other current assets	187,515	195,464
Assets held for sale	—	136,517	(3)
Total current assets	2,051,730	1,852,457

Property, plant and equipment	757,339	750,993
Other assets	638,172	744,442
Total assets	$3,447,241	$3,347,892

Liabilities and Stockholders' Equity:

Short-term debt	$215,387	$205,393
Accounts payable, income taxes and other current liabilities	552,896	646,735
Total current liabilities	768,283	852,128

Long-term debt, net of current portion	467,616	490,706
Deferred taxes and other non-current liabilities	476,358	495,023
Total liabilities	1,712,257	1,837,857

Stockholders' equity	1,734,984	1,510,035
Total liabilities and stockholders' equity	$3,447,241	$3,347,892

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	THIRD QUARTER ENDED		NINE MONTHS ENDED
	APR. 30, 2013	APR. 30, 2012	APR. 30, 2013	APR. 30, 2012

Net sales	$641,190	$657,976	$1,931,245	$1,949,285
Cost of sales	307,111	323,550	928,120	941,342
Gross profit	334,079	334,426	1,003,125	1,007,943
% of sales	52.1%	50.8%	51.9%	51.7%
Selling, general and administrative expenses	199,595	215,226	601,569	632,982
% of sales	31.1%	32.7%	31.1%	32.5%
Research and development	22,608	20,780	68,582	60,351
Operating profit	111,876	98,420	332,974	314,610
% of sales	17.4%	15%	17.2%	16.1%
Restructuring and other charges ("ROTC") (a)	12,824	2,861	21,497	31,001
Interest expense, net (c)	5,298	6,351	10,747	17,682
Earnings from continuing operations before income taxes	93,754	89,208	300,730	265,927
Provision for income taxes (b)	19,483	18,270	56,975	60,691
Net earnings from continuing operations	$74,271	$70,938	$243,755	$205,236
Earnings/(loss) from discontinued operations, net of income taxes	(1,206)	7,980	245,552	27,866
Net Earnings	$73,065	$78,918	$489,307	$233,102

Average shares outstanding:
Basic	111,964	116,567	112,979	116,190
Diluted	113,311	118,358	114,415	117,817

Earnings/(loss) per share:
From continuing operations:
Basic	$0.66	$0.61	$2.16	$1.77
Diluted	$0.65	$0.60	$2.13	$1.74

From discontinued operations:
Basic	$(0.01)	$0.07	$2.17	$0.24
Diluted	$(0.01)	$0.07	$2.15	$0.24

Total
Basic	$0.65	$0.68	$4.33	$2.01
Diluted	$0.64	$0.67	$4.28	$1.98

Pro forma diluted earnings per share:
From continuing operations	$0.74	$0.61	$2.15	$1.94

PALL CORPORATION
RECONCILIATION OF PRO FORMA EARNINGS
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	THIRD QUARTER ENDED		NINE MONTHS ENDED
	APR. 30, 2013	APR. 30, 2012	APR. 30, 2013	APR. 30, 2012

Pro forma earnings reconciliation from Continuing Operations
Net earnings from continuing operations as reported	$74,271	$70,938	$243,755	$205,236
Discrete items:
ROTC, after pro forma tax effect (a)	9,283	1,772	16,245	23,493
Tax adjustments (b)	—	—	(10,193)	—
Interest adjustments, after pro forma tax effect (c)	—	—	(4,268)	—
Total discrete items	9,283	1,772	1,784	23,493
Pro forma earnings from continuing operations	$83,554	$72,710	245,539	228,729
					FISCAL YEAR 2013 (ESTIMATE AT MIDPOINT)
	THIRD QUARTER ENDED		NINE MONTHS ENDED
	APR. 30, 2013	APR. 30, 2012	APR. 30, 2013	APR. 30, 2012

Diluted earnings per share from continuing operations as reported	$0.65	$0.60	$2.13	$1.74	$2.98
Discrete items:
ROTC, after pro forma tax effect (a)	0.09	0.01	0.15	0.20	0.15
Tax adjustments (b)	—	—	(0.09)	—	(0.09)
Interest adjustments, after pro forma tax effect (c)	—	—	(0.04)	—	(0.04)
Total discrete items	0.09	0.01	0.02	0.20	0.02
Pro forma diluted earnings per share from continuing operations	$0.74	$0.61	$2.15	$1.94	$3.00

Pro forma earnings measures exclude the items described below as they are deemed to be non-recurring in nature and/or not considered by management to be indicative of underlying operating performance. The pro forma tax effects disclosed were calculated using applicable entity-specific U.S. federal and/or foreign tax rates.

(a) ROTC in the quarter and nine months ended April 30, 2013 of $12,824 ($9,283 after pro forma tax effect of $3,541) and $21,497 ($16,245 after pro forma tax effect of $5,252), respectively primarily includes severance costs related to the Company's structural cost improvement initiatives, certain employment contract obligations and an adjustment to environmental reserves.

ROTC in the quarter and nine months ended April 30, 2012 of $2,861 ($1,772 after pro forma tax effect of $1,089) and $31,001 ($23,493 after pro forma tax effect of $7,508), respectively, includes expenses related to the Company's cost reduction initiatives, primarily in the Industrial segment and certain employment contract obligations. ROTC in the nine months was partly offset by a gain on the sale of assets.

(b) Provision for income taxes in the nine months ended April 30, 2013 includes a net benefit of $10,193 related to the resolution of a U.S. tax audit partially offset by the tax cost of repatriation of foreign earnings.

(c) Interest expense, net, in the nine months ended April 30, 2013 includes the reversal of accrued interest of $6,704 ($4,268 after pro forma tax effect of $2,436) related to the resolution of a U.S. tax audit as described in (b) above.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in Thousands)

	NINE MONTHS ENDED
	APR. 30, 2013	(4)	APR. 30, 2012	(4)

Net cash provided by operating activities	$206,890		$326,417

Investing activities:

Acquisitions of businesses	—		(167,638)
Capital expenditures	(66,387)		(126,923)
Proceeds from sale of assets	537,284		25,604
Other	(676)		(10,049)
Net cash provided/(used) by investing activities	470,221		(279,006)

Financing activities:

Dividends paid	(80,197)		(64,554)
Borrowings/(repayments) of notes payable and long-term borrowings	9,682		(15,290)
Purchase of treasury stock	(250,000)		—
Other	39,785		39,022
Net cash used by financing activities	(280,730)		(40,822)

Cash flow for period	396,381		6,589
Cash and cash equivalents at beginning of year	500,274		557,766
Effect of exchange rate changes on cash	7,312		(28,464)
Cash and cash equivalents at end of period	$903,967		$535,891

Free cash flow:
Net cash provided by operating activities	$206,890		$326,417
Less capital expenditures	66,387		126,923
Free cash flow	$140,503		$199,494

PALL CORPORATION
SUMMARY SEGMENT PROFIT BY SEGMENT FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

	THIRD QUARTER ENDED		NINE MONTHS ENDED
	APR. 30, 2013	APR. 30, 2012	APR. 30, 2013	APR. 30, 2012

Life Sciences
Sales	$326,097	$317,969	$955,230	$918,954
Cost of sales	138,473	137,782	399,516	382,871
Gross profit	187,624	180,187	555,714	536,083
% of sales	57.5%	56.7%	58.2%	58.3%

Selling, general and administrative expenses	91,897	91,289	277,216	265,696
% of sales	28.2%	28.7%	29%	28.9%
Research and development	14,532	13,512	44,984	37,196
Segment profit	$81,195	$75,386	$233,514	$233,191
% of sales	24.9%	23.7%	24.4%	25.4%

Industrial
Sales	$315,093	$340,007	$976,015	$1,030,331
Cost of sales	168,638	185,768	528,604	558,471
Gross profit	146,455	154,239	447,411	471,860
% of sales	46.5%	45.4%	45.8%	45.8%

Selling, general and administrative expenses	92,526	107,540	277,090	317,510
% of sales	29.4%	31.6%	28.4%	30.8%
Research and development	8,076	7,268	23,598	23,155
Segment profit	$45,853	$39,431	$146,723	$131,195
% of sales	14.6%	11.6%	15%	12.7%

Consolidated:
Segment profit	$127,048	$114,817	$380,237	$364,386
Corporate services group	15,172	16,397	47,263	49,776
Operating profit	111,876	98,420	332,974	314,610
% of sales	17.4%	15%	17.2%	16.1%
ROTC	12,824	2,861	21,497	31,001
Interest expense, net	5,298	6,351	10,747	17,682
Earnings from continuing operations before income taxes	$93,754	$89,208	$300,730	$265,927

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND REGION
FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
THIRD QUARTER ENDED				RATE	IN LOCAL
	APR. 30, 2013	APR. 30, 2012	% CHANGE	IMPACT	CURRENCY

Life Sciences			|-------------- Increase/(Decrease) -------------|
By Market:
BioPharmaceuticals	$219,558	$201,670	8.9	$(4,521)	11.1
Food & Beverage	52,831	66,568	(20.6)	(1,250)	(18.8)
Medical	53,708	49,731	8.0	(1,009)	10.0
Total Life Sciences	$326,097	$317,969	2.6	$(6,780)	4.7

By Region:
Americas	$101,994	$95,505	6.8	$(798)	7.6
Europe	162,284	154,527	5.0	(2,249)	6.5
Asia	61,819	67,937	(9)	(3,733)	(3.5)
Total Life Sciences	$326,097	$317,969	2.6	$(6,780)	4.7

Industrial
By Market:
Process Technologies	$187,013	$213,804	(12.5)	$(3,539)	(10.9)
Aerospace	63,192	50,706	24.6	(737)	26.1
Microelectronics	64,888	75,497	(14.1)	(3,003)	(10.1)
Total Industrial	$315,093	$340,007	(7.3)	$(7,279)	(5.2)

By Region:
Americas	$107,390	$100,210	7.2	$(1,093)	8.3
Europe	96,764	103,637	(6.6)	(1,700)	(5)
Asia	110,939	136,160	(18.5)	(4,486)	(15.2)
Total Industrial	$315,093	$340,007	(7.3)	$(7,279)	(5.2)

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND REGION
FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
NINE MONTHS ENDED	APR. 30, 2013	APR. 30, 2012	% CHANGE	IMPACT	CURRENCY

Life Sciences			|-------------- Increase/(Decrease) -------------|
By Market:
BioPharmaceuticals	$640,910	$599,329	6.9	$(14,371)	9.3
Food & Beverage	159,365	175,953	(9.4)	(4,347)	(7)
Medical	154,955	143,672	7.9	(3,091)	10.0
Total Life Sciences	$955,230	$918,954	3.9	$(21,809)	6.3

By Region:
Americas	$303,810	$270,243	12.4	$(2,323)	13.3
Europe	465,309	460,432	1.1	(13,105)	3.9
Asia	186,111	188,279	(1.2)	(6,381)	2.2
Total Life Sciences	$955,230	$918,954	3.9	$(21,809)	6.3

Industrial
By Market:
Process Technologies	$585,982	$639,743	(8.4)	$(11,136)	(6.7)
Aerospace	185,914	162,298	14.6	(1,543)	15.5
Microelectronics	204,119	228,290	(10.6)	(5,171)	(8.3)
Total Industrial	$976,015	$ 1,030,331	(5.3)	$(17,850)	(3.5)

By Region:
Americas	$317,699	$314,001	1.2	$(2,562)	2.0
Europe	300,943	309,124	(2.6)	(8,502)	0.1
Asia	357,373	407,206	(12.2)	(6,786)	(10.6)
Total Industrial	$976,015	$ 1,030,331	(5.3)	$(17,850)	(3.5)